NEWS RELEASE

For Immediate Release

EMERITUS ANNOUNCES FIRST QUARTER 2014
OPERATING RESULTS

SEATTLE, WA, May 8, 2014 - Emeritus Corporation (NYSE: ESC), a national provider of senior living services, today announced its first quarter 2014 results.

Operating Summary for First Quarter 2014 Compared to First Quarter 2013

•	Community, ancillary services and management fee revenue increased $51.0 million, or 11.0%, to $514.5 million

•	Adjusted EBITDAR increased $15.3 million, or 12.4%, to $138.8 million

•	Adjusted CFFO per share was $0.43 for both periods

•	Total Portfolio Same Community (as defined below) average occupancy improved 80 basis points to 87.5%

Granger Cobb, President and Chief Executive Officer, commented, “Our intense focus on service and customer satisfaction yielded significant results - overcoming historical seasonal softness, we produced a 30-basis-point sequential improvement in Total Portfolio Same Community occupancy from the fourth quarter, and an 80-basis-point improvement over the first quarter of last year. Our performance is a tribute to our 32,000 extremely dedicated Emeritus employees who, amidst potential transaction distraction, remain resolutely focused on providing a fulfilling customer experience for our residents and peace of mind for their families.”

As of March 31, 2014, Emeritus operated 508 senior living communities:

•	494 communities are in the consolidated portfolio (consisting of owned and leased communities);

•
464 communities have been continuously operated (owned, leased, and managed) since January 1, 2013 (“Total Portfolio Same Community”) (information for this portfolio is included for certain comparative purposes but is not a subset of the Company’s historical consolidated results);

•	448 consolidated communities have been continuously operated in our consolidated portfolio since January 1, 2013 (“Consolidated Same Community”); and

•	14 communities are managed.

First Quarter 2014 Consolidated Results

Community, ancillary services and management fee revenue increased $51.0 million, or 11.0%, to $514.5 million in the first quarter of 2014, compared to $463.5 million in the first quarter of 2013.  The increase in revenues resulted primarily from the Company's acquisition of 38 communities in September 2013 pursuant to an operating lease with Health Care REIT, Inc. These communities were previously operated by Merrill Gardens (the "Merrill Gardens Communities"). The increase in revenues was also attributable to improved occupancy and rate in the Consolidated Same Community portfolio as well as growth in the Company's ancillary services through the Nurse On Call, Inc. ("NOC") home health care subsidiary. Total average monthly revenue per occupied unit for the consolidated portfolio was $3,986 in the first quarter of 2014 compared to $4,012 in the first quarter of 2013.   The rate decrease is primarily due to the Merrill Gardens Communities, which have a higher proportion of independent living units that carry lower rates than assisted living units. In the first quarter of 2014, total average occupancy for the consolidated portfolio grew 160 basis points to 88.0%, compared to 86.4% in the first quarter of 2013; this increase was also impacted by the Merrill Gardens Communities, which have higher average occupancy than the Company's other portfolios.

Total Portfolio Same Community average monthly revenue per occupied unit was $4,042 in the first quarter of 2014, compared to $4,023 in the first quarter of 2013, and average occupancy improved by 80 basis points to 87.5% when comparing the same periods. Consolidated Same Community average monthly revenue was $4,058 in the first quarter of 2014, compared to $4,040 in the first quarter of 2013; average occupancy increased 90 basis points to 87.6% in the first quarter of 2014 compared to the same period last year.

Community and ancillary services operating expenses were $351.7 million in the first quarter of 2014 compared to $323.7 million in the first quarter of 2013.  The increase was primarily attributable to the acquisition of the 38 Merrill Garden Communities in

September 2013. Community operating expenses in the Consolidated Same Community portfolio increased $6.9 million, or 2.5%, due primarily to utilities and maintenance costs as a result of unusually severe winter weather, as well as increases in marketing and insurance expenses.

Community and ancillary operating income grew $23.1 million, or 16.6%, to $162.1 million in the first quarter of 2014, compared to the first quarter of 2013, primarily as the result of the 38 Merrill Garden Communities.  Community and ancillary operating income margin increased to 31.5% in the first quarter of 2014 compared to 30.0% in the 2013 period due primarily to improvements in occupancy.

Excluding consolidated non-cash stock-based compensation expenses, senior living general and administrative expenses as a percent of total operated senior living community revenue decreased to 4.7% in the first quarter of 2014, compared to 5.0% in the first quarter of 2013.

For the first quarter of 2014, Adjusted EBITDAR rose $15.3 million, or 12.4%, to $138.8 million, compared to the first quarter of 2013, driven by the increase in community operating income.  Adjusted CFFO increased $1.0 million, or 5.1%, in the first quarter of 2014, compared to the first quarter of 2013. Adjusted CFFO per share was $0.43 for both periods.

Financing and Other Activities

In January 2014, in connection with the sale of a community, the Company retired a note payable to Keybank with an outstanding principal balance of $4.0 million and an interest rate of 2.70%.
In March 2014, in connection with the sale of a community, the Company retired a note payable to GE Capital with an outstanding principal balance of $7.2 million and an interest rate of 5.05%.

Pending Merger Transaction

On February 20, 2014, the Company entered into a definitive merger agreement with Brookdale Senior Living Inc. ("Brookdale") (NYSE: BKD). Under the agreement, at the effective time of the merger, Emeritus shareholders will receive 0.95 of a share of Brookdale common stock in exchange for each share of their Emeritus common stock. The closing of the merger is expected to occur in the third quarter of 2014, subject to the satisfaction of customary closing conditions and regulatory approvals and shareholder approval for each company.

For additional important information regarding the pending merger transaction with Brookdale, please refer to the Company’s SEC filings at www.sec.gov.

Non-GAAP Financial Measures

Adjusted EBITDA/EBITDAR and CFFO are financial measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP measures are useful in identifying trends in day-to-day performance because they exclude items that are of little or no significance to operations and provide indicators to management of progress in achieving optimal operating performance.  In addition, these measures are used by many research analysts and investors to evaluate the performance and the value of companies in the senior living industry.  The Company strongly urges you to review the reconciliation of net loss to Adjusted EBITDA/EBITDAR and the reconciliation of net cash provided by operating activities to CFFO, provided below, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows.  The Company defines Adjusted EBITDA/EBITDAR and CFFO and provides other information about these non-GAAP measures in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, to be filed with the Securities and Exchange Commission.

The table below shows the reconciliation of net loss to Adjusted EBITDA/EBITDAR for the three months ended March 31, 2014 and 2013 (in thousands):

	Three Months Ended
	March 31,
	2014	2013
Net loss	$(49,008)	$(39,665)
Depreciation and amortization	46,228	45,218
Interest income	(109)	(110)
Interest expense	70,369	72,199
Net equity losses for unconsolidated joint ventures	131	12
Income tax provision	695	1,106
Loss from discontinued operations	1,539	—
Amortization of above/below market rents	1,230	1,246
Amortization of deferred gains	(224)	(248)
Gain on early extinguishment of debt	—	(493)
Stock-based compensation	3,161	3,331
Change in fair value of derivative financial instruments	71	(5)
Deferred revenue	258	2,088
Deferred straight-line rent	5,590	216
Impairment of long-lived assets	1,023	—
Transaction costs	10,366	647
Transition costs	79	—
Self-insurance reserve adjustments, prior years	2,023	7,482
Adjusted EBITDA	93,422	93,024
Lease expense	45,405	30,502
Adjusted EBITDAR	$138,827	$123,526

The following table shows the reconciliation of net cash (used in) provided by operating activities to CFFO and Adjusted CFFO (in thousands):

	Three Months Ended
	March 31,
	2014	2013
Net cash (used in) provided by operating activities	$(2,012)	$27,761
Changes in operating assets and liabilities, net	22,991	(5,044)
Repayment of capital lease and financing obligations	(8,176)	(6,001)
Recurring capital expenditures	(4,995)	(5,661)
Distributions from unconsolidated joint ventures (a)	79	177
Cash From Facility Operations	7,887	11,232
Transaction costs	10,366	647
Transition costs	79	—
Self-insurance reserve adjustments, prior years	2,023	7,482
Adjusted Cash From Facility Operations	$20,355	$19,361

CFFO per share	$0.17	$0.25
Adjusted CFFO per share	$0.43	$0.43
(a) Excludes distributions resulting from the sale of communities and refinancing of debt. Also excludes distributions in the first quarter of 2013 related to the sale of our equity interest in the former Sunwest JV.

Recurring capital expenditures are actual costs incurred to maintain the Company’s communities for their intended business purpose and exclude expenditures for community acquisitions, expenditures incurred in the months immediately following acquisition (and specifically excludes the $30.0 million capital commitment under the lease for 133 of the former Sunwest JV communities), new construction and expansions, ROI-designated projects, computer hardware and software, and vehicles.

For a more detailed understanding of Emeritus, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, to be filed with the SEC, or visit the Company’s web site at www.emeritus.com to obtain copies.

About Emeritus

Emeritus Senior Living is the nation’s largest assisted living and memory care provider, with the ability to serve approximately 54,000 residents. Nearly 32,000 employees support more than 500 communities throughout 45 states coast to coast. Emeritus offers the spectrum of senior residential choices, care options and life enrichment programs that fulfill individual needs and promote purposeful living throughout the aging process. Its experts provide insights on senior living, care, wellness, brain health, caregiving and family topics at www.emeritus.com, which also offers details on the organization’s services. Emeritus’ common stock is traded on the New York Stock Exchange under the symbol ESC.

Important Additional Information about the Proposed Transaction

In connection with the proposed transaction, Brookdale plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Emeritus and Brookdale that also constitutes a prospectus of Brookdale. Emeritus and Brookdale will mail the proxy statement/prospectus to each of their respective shareholders. This communication does not constitute a solicitation of any vote or approval. The joint proxy statement/prospectus to be filed with the SEC related to the proposed transaction will contain important information about Brookdale, Emeritus, the proposed transaction and related matters. WE URGE INVESTORS AND SHAREHOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You may obtain free copies of the joint proxy statement/prospectus, when it is filed with the SEC, and other documents filed by Emeritus and Brookdale with the SEC through the website maintained by the SEC at www.sec.gov. The joint proxy statement/prospectus, when it is filed with the SEC, and the other documents filed by Emeritus and Brookdale with the SEC may also be obtained for free by accessing Emeritus' website at www.emeritus.com (which website is not incorporated herein by reference) and clicking on the “Investors” link and then clicking on the link for “SEC Filings” or by accessing Brookdale’s website at www.brookdale.com (which website is not incorporated herein by reference) and clicking on “About Brookdale” and then clicking on the link for “Investor Relations” and then the link “SEC Filings.” Emeritus, Brookdale and their respective directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed merger transaction will be set forth in the joint proxy statement/prospectus described above when it is filed with the SEC. Additional information regarding each of Emeritus’ and Brookdale’s respective executive officers and directors, including shareholdings, is included in Emeritus’ Form 10-K/A for the year ended December 31, 2013, and Brookdale’s Form 10-K/A for the year ended December 31, 2013, both of which were filed with the SEC on April 30, 2014. You can obtain free copies of this document from Emeritus or Brookdale, respectively, using the contact information above.

Forward-Looking Statements

Statements made in this communication and related statements that express Emeritus' or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience as a result of such factors as: the ability to obtain licensure, regulatory and other third party approvals of the merger transaction on the proposed terms and schedule; the ability to obtain shareholder approval of the pending merger transaction; any delay in the closing of the pending merger transaction; disruptions to our business as a result of the pending merger transaction, affecting relationships with residents, employees and other business relationships; the effects of competition and economic conditions on the occupancy levels in our communities; our ability under current market conditions to maintain and increase our resident charges without adversely affecting occupancy levels; successfully integrating home health agency services into our senior living communities; uncertainties regarding government-reimbursement programs for our services; increases in interest costs as a result of refinancing; our ability to control community operation expenses without adversely affecting the level of occupancy and the level of resident charges; our ability to generate cash flow sufficient to service our debt and other fixed payment requirements; our ability to find sources of financing and capital on satisfactory terms to meet our cash requirements to the extent that they are not met by operations, and uncertainties related to professional liability and workers’ compensation claims. We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area.  These and other risks and uncertainties are detailed in our reports filed with the Securities and Exchange Commission, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.  The Company undertakes no obligation to update the information provided herein.

Contact:
Investor Relations
(206) 298-2909

Media Contacts:
Liz Brady
Liz.brady@icrinc.com
646-277-1226

Sari Martin
Sari.martin@icrinc.com
203-682-8345

EMERITUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share data)

ASSETS
	March 31,	December 31,
	2014	2013
Current Assets:
Cash and cash equivalents	$58,670	$76,672
Short-term investments	7,692	7,394
Trade accounts receivable, net of allowance of $10,375 and $9,380	56,555	53,714
Other receivables	12,299	10,310
Tax, insurance, and maintenance escrows	29,506	28,067
Prepaid insurance expense	27,676	28,109
Deferred tax asset	48,126	49,203
Other prepaid expenses and current assets	15,803	14,588
Property held for sale	7,714	17,459
Total current assets	264,041	285,516
Investments in unconsolidated joint ventures	2,571	2,720
Property and equipment, net of accumulated depreciation of $746,269 and $701,743	3,840,932	3,875,172
Restricted deposits and escrows	85,677	80,919
Goodwill	189,382	189,626
Other intangible assets, net of accumulated amortization of $42,479 and $40,665	121,743	123,557
Other assets, net	37,228	37,138
Total assets	$4,541,574	$4,594,648

LIABILITIES, SHAREHOLDERS' EQUITY AND NONCONTROLLING INTEREST
Current Liabilities:
Current portion of long-term debt	$141,848	$152,989
Current portion of capital lease and financing obligations	35,671	33,565
Trade accounts payable	13,167	30,856
Accrued employee compensation and benefits	48,384	44,603
Accrued interest	7,497	7,529
Accrued real estate taxes	14,471	16,528
Accrued insurance liabilities	40,710	40,482
Other accrued expenses	42,653	39,954
Deferred revenue	26,349	25,822
Unearned rental income	32,654	30,745
Total current liabilities	403,404	423,073
Long-term debt obligations, less current portion	1,336,672	1,345,242
Capital lease and financing obligations, less current portion	2,479,631	2,481,930
Deferred gain on sale of communities	2,561	2,786
Deferred straight-line rent	78,111	74,320
Other long-term liabilities	154,961	153,278
Total liabilities	4,455,340	4,480,629
Commitments and contingencies
Shareholders' Equity and Noncontrolling Interest:
Preferred stock, $0.0001 par value. Authorized 20,000,000 shares, none issued	—	—
Common stock, $0.0001 par value. Authorized 100,000,000 shares, issued and outstanding 48,999,284 and 48,118,623 shares	5	5
Additional paid-in capital	913,542	892,319
Accumulated deficit	(829,100)	(780,654)
Total Emeritus Corporation shareholders' equity	84,447	111,670
Noncontrolling interest	1,787	2,349
Total shareholders' equity	86,234	114,019
Total liabilities, shareholders' equity, and noncontrolling interest	$4,541,574	$4,594,648

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Community and ancillary services revenue	$513,817	$462,719
Management fees	703	785
Community, ancillary services and management fee revenue	514,520	463,504
Reimbursed costs incurred on behalf of managed communities	7,310	8,864
Total operating revenues	521,830	472,368

Expenses:
Community and ancillary services operations	351,716	323,741
General and administrative	29,644	29,440
Transaction costs	10,366	647
Impairments of long-lived assets	1,023	—
Depreciation and amortization	46,228	45,218
Lease expense	52,225	31,964
Costs incurred on behalf of managed communities	7,310	8,864
Total operating expenses	498,512	439,874
Operating income from continuing operations	23,318	32,494

Other income (expense):
Interest income	109	110
Interest expense	(70,369)	(72,199)
Change in fair value of derivative financial instruments	(71)	5
Net equity losses for unconsolidated joint ventures	(131)	(12)
Other, net	370	1,043
Net other expense	(70,092)	(71,053)

Loss from continuing operations before income taxes	(46,774)	(38,559)
Provision for income taxes	(695)	(1,106)
Loss from continuing operations	(47,469)	(39,665)
Loss from discontinued operations	(1,539)	—
Net loss	(49,008)	(39,665)
Net loss (income) attributable to the noncontrolling interests	562	(91)
Net loss attributable to Emeritus Corporation common shareholders	$(48,446)	$(39,756)

Basic and diluted loss per common share attributable to
Emeritus Corporation common shareholders:
Continuing operations	$(0.99)	$(0.88)
Discontinued operations	(0.03)	—
	$(1.02)	$(0.88)

Weighted average common shares outstanding: basic and diluted	47,633	45,417

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(49,008)	$(39,665)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	46,228	45,218
Amortization of above/below market rents	1,230	1,246
Amortization of deferred gains	(224)	(248)
Loss on lease termination	85	—
Loss (gain) on early extinguishment of debt	233	(493)
Impairment of long-lived assets	2,399	—
Amortization of loan fees	705	790
Allowance for doubtful receivables	2,759	2,172
Net equity losses for unconsolidated joint ventures	131	12
Gain on sale of assets	(131)	—
Stock-based compensation	3,161	3,331
Change in fair value of derivative financial instruments	71	(5)
Deferred straight-line rent	5,590	216
Deferred revenue	258	2,088
Non-cash interest expense	7,466	7,975
Other	26	80
Changes in operating assets and liabilities:	(22,991)	5,044
Net cash (used in) provided by operating activities	(2,012)	27,761

Cash flows from investing activities:
Purchase of property and equipment	(18,008)	(15,907)
Acquisitions	—	(78)
Proceeds from the sale of assets	13,895	—
Lease acquisition costs and other assets, net	(89)	(1,029)
Advances (to) from affiliates and other managed communities, net	(898)	1,273
Distributions from unconsolidated joint ventures, net	79	14,926
Net cash used in investing activities	(5,021)	(815)

Cash flows from financing activities:
Sale of stock and exercise of options, net	17,168	37,826
Purchase and distributions to non-controlling interest, net	—	(3,726)
Increase in restricted deposits	(159)	(525)
Debt issuance and other financing costs	(91)	(819)
Proceeds from long-term borrowings and financings	—	50,000
Repayment of long-term borrowings and financings	(19,711)	(49,972)
Repayment of capital lease and financing obligations	(8,176)	(6,001)
Net cash (used in) provided by financing activities	(10,969)	26,783

Net (decrease) increase in cash and cash equivalents	(18,002)	53,729
Cash and cash equivalents at the beginning of the period	76,672	59,795
Cash and cash equivalents at the end of the period	$58,670	$113,524

Emeritus Corporation
Cash Lease and Interest Expense
(unaudited)
(In thousands)
		Projected
	Actual	Range
	Q1-14	Q2-2014
Facility lease expense - GAAP	$52,225	$49,000	—	$50,000
Less:
Straight-line rents	(5,590)	(3,500)	—	(4,000)
Above/below market rents	(1,230)	(1,200)	—	(1,300)
Plus:
Capital lease interest	47,716	47,000	—	48,000
Capital lease interest - noncash	(7,466)	(7,500)	—	(8,000)
Capital lease principal	8,176	8,000	—	8,500
Facility lease expense - CASH	$93,831	$91,800	—	$93,200

Interest expense - GAAP	$70,369	$70,000	—	$72,000
Less:
Capital lease interest	(47,716)	(47,000)	—	(48,000)
Loan fee amortization and other	(718)	(700)	—	(800)
Interest expense - CASH	$21,935	$22,300	—	$23,200

Depreciation - owned assets	$21,429	$21,000	—	$22,000
Depreciation - capital leases	24,161	24,000	—	24,500
Amortization - intangible assets	638	600	—	700
Total depreciation and amortization	$46,228	$45,600	—	$47,200

EMERITUS CORPORATION
Consolidated Supplemental Financial Information
For the Quarters Ended
(unaudited)
(Dollars in thousands, except non-financial and per-unit data)

Non-Financial Data:	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Average consolidated communities	463	465	476	500	496
Average available units	40,524	40,757	42,109	44,909	44,557
Average occupied units	35,007	35,333	36,765	39,434	39,228
Average occupancy	86.4%	86.7%	87.3%	87.8%	88.0%
Average monthly revenue per occupied unit	$4,012	$4,014	$4,008	$3,968	$3,986
Calendar days	90	91	92	92	90

Community and Ancillary Services Revenues:
Community revenues	$417,581	$422,288	$438,732	$465,811	$464,672
Move-in fees	5,503	5,430	5,538	6,038	6,126
Move-in incentives	(1,722)	(2,282)	(2,186)	(2,422)	(1,751)
Total community revenues	421,362	425,436	442,084	469,427	469,047
Ancillary services revenues	41,357	42,374	41,774	43,257	44,770
Total community and ancillary services revenues	462,719	467,810	483,858	512,684	513,817

Community and Ancillary Services Operating Expenses:
Salaries and wages - regular and overtime	127,713	129,904	135,849	142,169	138,741
Average daily salary and wages	1,419	1,428	1,477	1,545	1,542
Average daily wages per occupied unit	41	40	40	39	39

Payroll taxes and employee benefits	45,523	40,981	41,706	41,358	46,722
Percent of salaries and wages	35.6%	31.5%	30.7%	29.1%	33.7%

Prior year self-insurance reserve adjustments	7,482	5,654	288	5,952	2,023

Utilities	18,595	16,963	21,090	20,521	22,593
Average monthly cost per occupied unit	177	160	191	173	192

Facility maintenance and repairs	11,830	11,674	12,783	12,365	13,173
Average monthly cost per occupied unit	113	110	116	105	112

All other community operating expenses	81,140	81,970	84,945	92,098	92,924
Average monthly cost per occupied unit	773	773	770	778	790

Community operating expenses	292,283	287,146	296,661	314,463	316,176
Ancillary services operating expenses	31,458	32,702	32,966	34,962	35,540
Total community and ancillary services operating expenses	323,741	319,848	329,627	349,425	351,716

Community operating income	129,079	138,290	145,423	154,964	152,871
Consolidated operating income	$138,978	$147,962	$154,231	$163,259	$162,101

Operating income margin - Communities	30.6%	32.5%	32.9%	33.0%	32.6%
Operating income margin - Consolidated	30.0%	31.6%	31.9%	31.8%	31.5%

EMERITUS CORPORATION
Selected Consolidated and Same Community Information
For the Quarters Ended
(unaudited)
(Community and ancillary revenue and operating expense in thousands)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Consolidated:
Average consolidated communities	463	465	476	500	496
Community and ancillary revenue	$462,719	$467,810	$483,858	$512,684	$513,817
Community and ancillary operating expense	323,741	319,848	329,627	349,425	351,716
Average occupancy	86.4%	86.7%	87.3%	87.8%	88.0%
Average monthly revenue per unit	$4,012	$4,014	$4,008	$3,968	$3,986
Operating income margin	30.0%	31.6%	31.9%	31.8%	31.5%

Consolidated Same Community:
Average consolidated communities	448	448	448	448	448
Community revenue	$414,052	$415,542	$418,578	$417,509	$420,002
Community operating expense	277,854	273,790	281,376	276,616	284,720
Average occupancy	86.7%	86.9%	87.2%	87.3%	87.6%
Average monthly revenue per unit	$4,040	$4,045	$4,060	$4,046	$4,058
Operating income margin	32.9%	34.1%	32.8%	33.7%	32.2%

Total Portfolio Same Community:
Average consolidated communities	464	464	464	464	464
Community revenue	$427,168	$428,873	$432,060	$430,793	$433,136
Community operating expense	287,224	282,646	290,787	286,118	294,252
Management fees	738	587	627	606	600
Average occupancy	86.7%	86.8%	87.2%	87.2%	87.5%
Average monthly revenue per unit	$4,023	$4,032	$4,046	$4,031	$4,042
Operating income margin	32.8%	34.1%	32.7%	33.6%	32.1%